EX-77.(a)(3)

                               ING INVESTORS TRUST

                    AMENDMENT #33 TO THE AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST

                          ABOLITION OF SERIES OF SHARES
                             OF BENEFICIAL INTEREST

      The undersigned, being a majority of the Trustees of ING Investors Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article VI,
Section 6.2 and Article XI, Sections 11.2 and 11.4 of the Trust's Amended and Restated Agreement and Declaration of Trust, dated February 26, 2002, as amended, hereby abolish the ING Eagle Asset Capital Appreciation Portfolio, and the establishment and designation thereof, there being no shares of such series currently outstanding.

Dated: December 27, 2006


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John V. Boyer, as Trustee                       Jock Patton, as Trustee


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Patricia W. Chadwick, as Trustee                Sheryl K. Pressler, as Trustee


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J. Michael Earley, as Trustee                   David W.C. Putnam, as Trustee


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R. Barbara Gitenstein, as Trustee               John G. Turner, as Trustee


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Patrick W. Kenny, as Trustee                    Roger B. Vincent, as Trustee


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Walter H. May, as Trustee